SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 24, 2005 (May 23, 2005)

Illini Corporation

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

0-13343	37-1135429
(Commission File Number)	(IRS Employer Identification No.)

3200 West Iles Avenue
Springfield, Illinois	62711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (217) 787-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

On May 23, 2005, Illini Corporation approved the dismissal of its certifying accountants, Crowe Chizek and Company LLC (“Crowe Chizek”).  Crowe Chizek’s report on Illini’s consolidated financial statements for the two fiscal years ended December 31, 2004 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was approved by the Audit Committee of the Board of Directors.

                In connection with the audits of the two fiscal years ended December 31, 2004 and the subsequent interim period to the date hereof, there were no disagreements between Illini and Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Crowe Chizek, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports.

                Effective May 23, 2005, Illini engaged Clifton Gunderson LLP as its principal accountants.  During the last two fiscal years and the subsequent interim period to the date hereof, Illini did not consult with Clifton Gunderson LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit Number

	16.1	Letter from Crowe Chizek and Company LLC regarding its concurrence with the Registrant’s statement regarding change of accountants.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION
(Registrant)

By:	/s/ Gaylon E. Martin
Gaylon E. Martin, President and Chief
Executive Officer

Dated:  May 23, 2005

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Crowe Chizek and Company LLC regarding its concurrence with the Registrant’s statement regarding change of accountants.